Exhibit 20.1
                                                             ------------

CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  14                                            PAGE    # 1
DETERMINATION:  10-Nov-97                             Beginning       10/1/97
DISTRIBUTION:   17-Nov-97                             Ending          10/31/97
TIME:   11/12/97 21:23


                        CLASS A 6.61% ASSET BACKED CERTIFICATES
                        CLASS B 6.76% ASSET BACKED CERTIFICATES



       ORIG PRINCIPAL     BEG PRINCIPAL     PRINCIPAL        INTEREST        TOTAL            END PRINCIPAL
CLASS  BALANCE            BALANCE           DISTRIBUTION     DISTRIBUTION    DISTRIBUTION     BALANCE
A      $1,478,422,107.71  $959,670,347.83   $37,556,556.24   $5,286,184.17   $42,842,740.41   $922,113,791.59

B         $45,725,000.00   $29,680,918.88    $1,161,558.34     $167,202.51    $1,328,760.85    $28,519,360.54

TOTALS $1,524,147,107.71  $989,351,266.71   $38,718,114.58   $5,453,386.68   $44,171,501.26   $950,633,152.13


                            FACTOR   INFORMATION   PER   $1,000


        PRINCIPAL       INTEREST        END PRINCIPAL
CLASS   DISTRIBUTION    DISTRIBUTION    BALANCE
A       25.40313490     3.57555812      623.71482865
B       25.40313483     3.65669787      623.71482865

Totals  25.40313490     3.57799234      623.71482865


IF THERE ARE ANY QUESTIONS OR COMMENTS, PLEASE CONTACT
THE ADMINISTRATOR LISTED BELOW



                                          KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                        450 WEST 33RD STREET, 15TH FLOOR
                            NEW YORK, NEW YORK 10001
                                 (212) 946-3247

CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  14                                                  PAGE        # 2
DETERMINATION:  10-Nov-97                              Beginning       10/1/97
DISTRIBUTION:   17-Nov-97                             Ending          10/31/97
TIME:   11/12/97 21:23

                                                                      per $1000

Section 5.8 (iii)       Servicing Fee                 $824,459.39     .54093164


Class   Principal       Interest        Total           Prin (per $1000/orig)   Int (per $1000/orig)    Total (per $1000/orig)

A       $37,556,556.24  $5,286,184.17   $42,842,740.41        25.40313490             3.57555812               28.97869302
B        $1,161,558.34    $167,202.51    $1,328,760.85        25.40313483             3.65669787               29.05983270

Total   $38,718,114.58  $5,453,386.68   $44,171,501.26        25.40313490             3.57799234               28.98112724



Section 5.8 (v)    Pool Balance at the end of the
                     Collection Period                         $950,633,152.13

Section 5.8 (vi)   Aggregate Net Losses for Collection Period      $392,414.32


Section 5.8 (vii)  Carryover Shortfall for Collection Period
                   Class A Interest                0.00
                   Class B Interest                0.00
                   Class A Principal               0.00
                   Class B Principal               0.00
                   TOTAL                           0.00


Section 5.8 (viii) Reserve Account Balance after Disbursement    $30,895,577.44

Section 5.8 (ix)   Specified Reserve Account Balance             $30,895,577.44

Section 5.8 (x)    Repurchase Amounts for Repurchased Receivables
                   Seller                    $0.00
                   Servicer                $895.25
                   TOTAL                   $895.25

Section 5.8 (xi)   Advance Summary for Collection Period
                   Unreimbursed Advances for Period               $4,053,129.78
                   Unreimbursed Advances for Previous Period      $4,241,268.18
                   Change from Previous Period                     ($188,138.40)

                   Reimbursed Advance from Collections            $1,190,614.87
                   Reimbursed Advance from Liquidation Proceeds      $24,358.55
                   Reimbursed Advance from Reserve Account Withdrawls     $0.00


(C) COPYRIGHT 1997, CHASE MANHATTAN BANK